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EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Dense-Pac Microsystems, Inc. on Form S-8 of our report dated April 7, 2000 appearing in the Annual Report on Form 10-KSB of Dense-Pac Microsystems, Inc. for the year ended February 29, 2000.

/s/ Deloitte & Touche LLP

Costa Mesa, California
May 15, 2001